UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2009

TITAN MACHINERY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer
Identification No.)

4876 Rocking Horse Circle, Fargo, ND 58106-6049

(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 9, 2009, the Board of Directors of Titan Machinery Inc. (the “Company”), acting pursuant to authority granted by the Company’s Certificate of Incorporation and Bylaws, increased the size of the Company’s Board of Directors to eight and elected Theodore M. Wright as a Class I director, effective July 16, 2009.  Mr. Wright was not appointed to serve on any committee of the Board at this time.  The newly elected director was not named as director pursuant to any arrangement or understanding with any third person.  There is not currently, nor has there been in the past, any transaction with the Company or any of its subsidiaries or affiliates in which Mr. Wright has or had a direct or an indirect material interest.

The full text of the press release announcing the appointment of director is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 9.01               Financial Statements and Exhibits.

(a)                                  Financial statements:  None.

(b)                                 Pro forma financial information:  None.

(d)                                 Exhibits:

99.1                           Press release dated July 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN MACHINERY INC.

Date: July 17, 2009	By	/s/ Mark Kalvoda
Mark Kalvoda
Chief Accounting Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

FORM 8-K

TITAN MACHINERY INC.

Date of Report:	Commission File No.:
July 17, 2009	001-33866

Exhibit No.	ITEM

99.1	Press release dated July 16, 2009